Exhibit 99.1



                               PurchaseSoft, Inc.
                          Index to Financial Statements




DESCRIPTION                                                                     PAGE

Report of PricewaterhouseCoopers LLP                                             F-2

Balance Sheets as of May 31, 2000 (Revised) and 1999 (Revised)                   F-3

Statements of Operations for the years ended May 31, 2000 and 1999               F-4

Statements of Stockholders' Equity for the years ended May 31, 2000
(Revised) and 1999 (Revised)                                                     F-5

Statements of Cash Flows for the years ended May 31, 2000 and 1999               F-6

Notes to Financial Statements (Revised)                                          F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
   and Stockholders of
   PurchaseSoft, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of PurchaseSoft, Inc. at May 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1, the Company has revised its 2000 and 1999 financial statements to account for a beneficial conversion feature related to certain convertible debt issued in 1998.

As more fully described in Note 1 "June 26, 2001 Update", management believes, based on current plans, that as of June 26, 2001, the Company currently only has sufficient cash to fund operations through July 31, 2001. The Company is currently engaged in raising additional capital by conducting a rights offering. In the event that all of the subscription rights in the rights offering are not exercised in full, the Company believes that it will need to seek additional financing to continue funding its operations as projected by its business plan. There can be no assurance such offerings will be completed or that the proceeds received from such offerings will be sufficient for the Company to meet its operating needs for fiscal 2002.


/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
June 30, 2000, except as to Notes 1 and 9, which are as of June 26, 2001

                               PURCHASESOFT, INC.
                                 BALANCE SHEETS
                              MAY 31, 2000 AND 1999

                                                                      2000                         1999
                                                                 ---------------               --------------
Assets                                                             (Revised)                     (Revised)
Current Assets
   Cash and cash equivalents                                   $      4,992,306              $     3,824,505
   Accounts receivable, net                                              12,709                      115,927
   Prepaid expenses and other current assets                            149,940                      121,460
                                                                 ---------------               --------------
Total Current Assets                                                  5,154,955                    4,061,892
                                                                 ---------------               --------------

Property and equipment, net                                             460,408                      304,614
                                                                 ---------------               --------------

Security deposits                                                       297,269                       38,879
                                                                 ---------------               --------------

Total Assets                                                   $      5,912,632              $     4,405,385
                                                                 ===============               ==============

Liabilities and Stockholders' Equity

Current Liabilities
   Accounts payable                                            $        126,893              $       411,480
   Current obligations under capital leases                              50,002                       49,428
   Accrued expenses                                                     509,493                      528,924
   Deferred revenues                                                     52,881                      163,804
                                                                 ---------------               --------------
Total Current Liabilities                                               739,269                    1,153,636
                                                                 ---------------               --------------

Noncurrent Obligations
   Note payable with a related party                                  5,000,000                          - -
   Noncurrent obligations under capital leases                           42,460                       28,878
   Noncurrent restructuring charges                                         - -                      133,332
                                                                 ---------------               --------------
Total Noncurrent Obligations                                          5,042,460                      162,210
                                                                 ---------------               --------------

Commitments and Contingencies (Note 5)

Stockholders' Equity
Common stock, $0.01 par value, 25,000,000
   shares authorized, 14,730,549 and 13,807,015
   issued and outstanding, respectively                                 147,305                      138,070
Additional paid-in-capital (Revised)                                 28,575,283                   27,643,167
Accumulated deficit (Revised)                                       (28,502,653)                 (24,602,666)
                                                                 ---------------               --------------
                                                                        219,935                    3,178,571

Less treasury stock (4,780 shares) at cost                              (89,032)                     (89,032)
                                                                 ---------------               --------------
Total Stockholders' Equity                                              130,903                    3,089,539
                                                                 ---------------               --------------

Total Liabilities and Stockholders' Equity                     $      5,912,632              $     4,405,385
                                                                 ===============               ==============

                See accompanying notes to financial statements.

                               PURCHASESOFT, INC.
                            STATEMENTS OF OPERATIONS
                        YEARS ENDED MAY 31, 2000 AND 1999

                                                     2000                               1999
                                              --------------------               --------------------
Revenues:
     Product                                $             116,155              $              86,550
     Services                                             221,743                            285,705
                                              --------------------               --------------------
Total revenues                                            337,898                            372,255
                                              --------------------               --------------------

Costs and expenses:
     Cost of product revenues                                 465                              1,577
     Cost of service revenues                             343,112                            171,696
     Sales and marketing                                1,255,424                          1,448,634
     General and administrative                         1,849,116                          1,911,309
     Research and development                             860,012                            753,902
     Restructuring charge                                     - -                            610,453
                                              --------------------               --------------------
Total costs and expenses                                4,308,129                          4,897,571
                                              --------------------               --------------------

Operating loss                                         (3,970,231)                        (4,525,316)

Interest income, net                                       70,244                             55,940
                                              --------------------               --------------------

Net loss                                    $          (3,899,987)             $          (4,469,376)
                                              ====================               ====================

Net loss per common share                   $               (0.28)             $               (0.52)
                                              ====================               ====================
     (Basic and diluted)

Weighted average shares outstanding                    14,088,270                          8,553,362
                                              ====================               ====================

                See accompanying notes to financial statements.

                               PURCHASESOFT, INC.
                        STATEMENTS OF STOCKHOLDERS' EQUITY
             YEARS ENDED MAY 31, 2000 (REVISED) AND 1999 (REVISED)

                             Common Stock
                         ----------------------     Additional      Accumulated       Treasury      Stockholders'
                          Shares       Amount    Paid-in-Capital     Deficit          Stock          Equity
                         ---------    ---------  ----------------  -------------     ---------      --------------
  Balance, May 31,
      1998 (Revised)     8,029,761    $  80,298   $ 22,521,482     $(20,133,290)    $ (89,032)      $  2,379,458


  Common stock issued
   through rights
   offering net of
   expenses of $119,052  5,605,173       56,051      4,869,552                -             -          4,925,603
  Common stock issued
   for services             47,081          471         49,529                -             -             50,000
  Stock options issued
   for services                  -            -         61,354                -             -             61,354
  Common stock issued
   upon exercise of
   a warrant               125,000        1,250        141,250                -             -            142,500
  Net loss                       -            -              -       (4,469,376)            -         (4,469,376)
                         ---------     --------   ------------     -------------     --------       ------------

  Balance, May 31,
   1999 (Revised)       13,807,015    $ 138,070   $ 27,643,167     $(24,602,666)    $ (89,032)      $  3,089,539
                        ==========     ========   ============     =============    ==========      =============


  Common stock issued
   upon exercise of
   stock options           907,868        9,078        913,534                -             -            922,612
  Common stock issued
   upon exercise of
   a warrant                15,666          157         18,582                -             -             18,739
  Net loss                       -            -              -        (3,899,987)           -         (3,899,987)
                         ---------     --------   ------------     -------------    ---------       -------------

  Balance, May 31,
   2000 (Revised)       14,730,549    $ 147,305   $ 28,575,283    $  (28,502,653)   $ (89,032)      $    130,903
                        ==========     ========   ============     =============    ==========      =============



                See accompanying notes to financial statements.

                               PURCHASESOFT, INC.
                            STATEMENTS OF CASH FLOWS
                        YEARS ENDED MAY 31, 2000 AND 1999

                                                                        2000                      1999
                                                                    -------------             --------------
Cash flows from operating activities:
      Net loss                                                    $   (3,899,987)           $    (4,469,376)
      Adjustments to reconcile net loss to net cash
      used in operating activities:
            Depreciation and amortization                                 99,060                     56,032
            Provision for bad debts                                        2,279                     26,250
            Stock  issued for services                                    30,000                     20,000
            Options granted for services                                     - -                     61,354
      Changes in operating assets and liabilities:
            Accounts receivable                                          100,939                    (39,032)
            Prepaid expenses and other assets                            (58,480)                   (86,415)
            Accounts payable and accrued expenses                       (437,350)                   464,863
            Deferred revenue                                            (110,923)                    70,206
                                                                    -------------             --------------
Net cash used in operating activities                                 (4,274,462)                (3,896,118)
                                                                    -------------             --------------

Cash flows from investing activities:
      Additions to property and equipment                               (177,908)                  (253,047)
      Additions to security deposits                                    (258,390)                   (29,755)
                                                                    -------------             --------------
Net cash used in investing activities                                   (436,298)                  (282,802)
                                                                    -------------             --------------

Cash flows from financing activities:
      Net proceeds from sale of common stock                                 - -                  4,925,603
      Net proceeds from exercise of options/warrants                     941,351                    142,500
      Proceeds from financing equipment                                      - -                     50,508
      Proceeds form issuance of note payable                           5,000,000                        - -
      Payment of capital leases                                          (62,790)                   (33,734)
                                                                    -------------             --------------
Net cash provided by financing activities                              5,878,561                  5,084,877
                                                                    -------------             --------------

Net increase in cash and cash equivalents                              1,167,801                    905,957
Cash and cash equivalents, beginning of year                           3,824,505                  2,918,548
                                                                    -------------             --------------
Cash and cash equivalents, end of period                          $    4,992,306            $     3,824,505
                                                                    =============             ==============

Supplemental disclosure of cash flow information:
      Cash paid for interest                                      $       12,651            $        33,830
                                                                    =============             ==============

Supplemental disclosure of non-cash transaction:
      Stock compensation award                                               - -                     50,000
      Capital lease obligation incurred                           $       76,946            $        61,533
                                                                    =============             ==============

                See accompanying notes to financial statements.

                               PURCHASESOFT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                              MAY 31, 2000 AND 1999



NOTE 1-GENERAL INFORMATION (REVISED)

         PurchaseSoft, Inc. (the "Company") is an emerging provider of strategic e-Procurement and B2B solutions to medium and large organizations worldwide. PurchaseSmart(TM), the Company's flagship e-Procurement product enables organizations to automate their procurement processes thereby reducing costs and improving productivity, while providing real-time decision support information to management. The Company is aggressively marketing its solutions throughout North America, Europe and Asia. The Company's principal goals are twofold: to be the leader in the e-Procurement solutions marketplace addressing organizational procurement needs; and to be the preferred B2B exchange enabler for leading industry marketplaces. The Company expects to achieve these objectives by continuing to offer the most functional and easy to use leading edge, end-to-end software solutions and unparalleled customer service.

         The Company's expertise in procurement comes from its extensive experience in this area. The Company began operations as a management consulting firm specializing in "best practices" for purchasing and materials management in 1977. In 1985, the Company, then called Greentree Software, Inc. sensed the market need for an automated purchasing software package and introduced its first software product for purchasing materials management for use on IBM compatible PCs. Since that time, the Company has continued to offer leading edge software solutions by adapting the latest technology and incorporating procurement best practices and knowledge gained from successful customer implementations. In October 1999, the Company released its newest Solution, PurchaseSmart(TM), SourceSmart(TM) and WebQuote(TM) a Web-based, end-to-end software solution, written in JAVA and HTML, which provides operational support for strategic procurement and e-Commerce.

         One of the critical advantages of the solutions the Company provides is the ability to customize the software to fit each customer's specific needs. The Company expects that this flexibility will allow it to capitalize on a developing market in business-to-business exchanges and portals. The Company's solutions can easily be configured to be the e-Procurement engine for business-to-business exchanges and portals. The Company's solutions offer the robustness and depth of functionality that such trading communities demand. This is a new and important business opportunity for the Company. It allows the Company to continue its evolution from a software application vendor to a provider of vital infrastructure software to the new Internet economy.

         Customers' expectations are evolving at the same pace as technology. Today, e-Procurement customers expect ready-made catalog content from their solution providers. To address this need for normalized data from suppliers, the Company is developing its supplier exchange service offering. Through this service, which will be both hosted and managed by the Company, the Company expects to continue to serve its clients' full value procurement needs.

         The Company believes that its existing capital resources and revenue from future software sales and services will be sufficient to fund its planned operating expenses and capital requirements through the end of fiscal 2001, which is May 31, 2001. However, there can be no assurance that such funds will be sufficient to meet the Company's operating expenses and capital requirements during such period. The Company recognizes that to be competitive it must raise additional equity capital to accelerate its sales and marketing programs and to establish a stronger financial position. The Company is pursuing two primary capital raising strategies to raise this growth capital: In the short term, the Company's strategy is to seek a strategic partnership with an established technology company that could provide the necessary growth capital as well as technology expertise, a reseller network and an installed customer base into which the Company could market its products. As a strategy for the mid-term, the Company might seek to raise additional funds through public or private debt or equity financings, including, but not limited to, another rights offering. At May 31, 2000, the Company's net equity was approximately $131,000. This reflects the classification of the $5,000,000 investment by L-R Global Partners, L.P. in March 2000 as long-term debt. The Company expects continuing losses, which will cause the net equity of the Company to be reflected as a deficit should the Company not raise new equity capital. In the event that the Company conducts another rights offering, L-R Global Partners, L.P. has given the Company a written commitment to purchase up to $5,000,000 of the Company's Common Stock in a rights offering and pay for its purchase by canceling the debt that the Company owes to L-R Global Partners, L.P. should other financing options not be available.

         The Company has revised the historical amounts of additional paid-in-capital and accumulated deficit to reflect the beneficial conversion feature associated with debt issued in fiscal 1998. The effect of the revision was to increase additional paid-in-capital by $3,200,000, with an offsetting increase in accumulated deficit. The adjustment had no effect on reported earnings or earnings per share for fiscal 1999 or fiscal 2000, the periods presented herein.

          JUNE 26, 2001 UPDATE - As described above, the Company has an ongoing need to raise additional capital. While a strategic investment was not obtained during the last twelve months, the Company did obtain an additional $5.0 million in cash through the sale of a demand promissory note to L-R Global Partners, L.P. (see Note 9). In April 2001, the Company entered into a Conversion Agreement with L-R Global to convert the debt owed to it into common stock, and it was in fact converted on May 31, 2001. At May 31, 2001, the Company had approximately $2.3 million of cash on hand to fund operations during fiscal 2002, which management believes is sufficient to fund operations through July 31, 2001. Management's plans are to conduct a rights offering with stockholders during July 2001 to raise additional cash. If this offering is not fully subscribed, management believes that it will need to seek additional financing to continue funding its operations as projected by its business plan. There can be no assurance that these offerings will be completed or that the proceeds received from such offerings will provide sufficient new capital for the Company to meet its operating and capital needs for fiscal 2002. In the event that sufficient funds are not obtained, the Company will not be able to fund operations and may be forced to cease operations.

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          (a) Use of Estimates

          Management is required to make estimates and assumptions during the preparation of financial statements in conformity with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. They also affect reported amounts of net income (loss) during the period. Actual results could differ materially from these estimates and assumptions.

         (b) Revenue Recognition and Accounts Receivable

         The Company recognizes revenue in accordance with the provisions of Statement of Position (SOP) No. 97-2, "Software Revenue Recognition," as amended by SOP 98-4 and SOP 98-9. The Company recognizes software license revenue at the point when evidence of an arrangement exists, the software product has been shipped, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable and collection of the related receivable is considered probable. In multiple-element software arrangements that include rights to multiple software products, maintenance or services, the Company allocates the total arrangement fee using the residual method. Under the residual method, the fair value of the undelivered maintenance and services elements, as determined based on vendor-specific objective evidence, is deferred and the remaining (residual) arrangement fee is recognized as software product revenue. Service revenues are comprised of revenues derived from software maintenance agreements and professional services. Maintenance fees are recorded as deferred revenue and recognized ratably over the maintenance period, which is usually twelve months. Professional service revenue is recognized as the services are performed.

         Accounts receivable is presented net of an allowance for uncollectible accounts of $35,890 and $55,000 at May 31, 2000 and 1999, respectively. Bad debt expense is recorded in general and administrative expenses.

         (c) Research and Development

         The Company is engaged in research and development activities in the area of computer software. In accordance with generally accepted accounting principles, costs incurred prior to determination of technological feasibility are considered research and development and expensed as incurred. Technological feasibility is determined after a working model has been completed. Capitalized costs are amortized over the shorter of an economic life of one to three years or the proportion of current period product revenues to total expected product revenues. During fiscal 2000, the Company's research and development costs primarily relate to software development during the period prior to technological feasibility and have been charged to expense as incurred. Costs otherwise capitalizable after technological feasibility is achieved have also been expensed because they have been insignificant.

         (d) Cash and Cash Equivalents

         The Company considers all highly liquid instruments with original maturities of 90 days or less to be cash equivalents for financial statement purposes.

         (e) Property and Equipment

         Property and equipment are stated at cost, less accumulated depreciation. Depreciation is charged to operations over the estimated useful lives of the related assets, generally 5 to 7 years, using the straight-line method. Depreciation and amortization expense were $99,060 and $56,032 for the years ended May 31, 2000 and 1999, respectively.

         (f) Income Taxes

         The Company accounts for income taxes using the liability method in accordance with the provisions of the Statement of Financial Accounting Standard
(SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 requires that deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts.

         (g) Loss Per Common Share

         The Company accounts for income (loss) per share in accordance with SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires dual presentation of basic and diluted earnings per share for entities with complex capital structures. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of Common Stock outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. Diluted net loss per common share does not differ from basic net loss per common share since potential shares of common stock from the exercise of stock options and warrants are anti-dilutive for all periods presented. Shares excluded from diluted earnings per share totaled 3,064,038 and 3,692,546 on May 31, 2000 and 1999, respectively.

         (h) Stock-Based Compensation

         The Company accounts for stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation."

         (i) Recently Issued Accounting Standards

         In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement establishes a new model for accounting for derivatives and hedging activities. Under SFAS No. 133, all derivatives must be recognized as SFAS No. 137 "Accounting for Derivative Instruments and Hedging Activities Deferral of the Effective Date of FASB Statement No. 133" which defers the effective date to all fiscal quarters of fiscal years beginning after June 15, 2000. In June 2000, the FASB issued Statement of Accounting Standards No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities an Amendment of FASB Statement No. 133" which amends certain aspects of SFAS No.
133. The adoption of SFAS No. 133 and SFAS No. 138, which is effective for the Company on June 1, 2001, is not expected to have a significant impact on the Company's financial position or results of operations.

         In April 2000, the FASB issued FASB Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation and Interpretation of APB No. 25", which is effective July 1, 2000, except for certain conclusions which cover specific events after either December 15, 1998 or January 12, 2000. FIN No. 44 clarifies the application of APB No. 25 related to modifications of stock options, changes in grantee status, and options issued on a business combination, among other things. The adoption of FIN No. 44 is not expected to have a significant impact on the Company's financial position or results of operations.


NOTE 3 - PROPERTY AND EQUIPMENT

At May 31, 2000 and 1999, property and equipment balances consisted of the following:

                                                         2000           1999
                                                      -----------   -----------
Property and equipment, at cost                         1,073,694   $   833,457
Less accumulated depreciation                            (613,286)     (528,843)
                                                      -----------   -----------

  Net property and equipment                          $   460,408   $   304,614
                                                      ===========   ===========

NOTE 4 - INCOME TAXES

         The Company has available net operating loss carry forwards (NOLs) for Federal income tax purposes of approximately $10,000,000 at May 31, 2000. The NOLs expire at various times from 2001 through 2020. Future utilization of the available net operating loss carry forwards may be limited under Internal Revenue Code Section No. 382 as a result of future changes in ownership.

         No future tax benefit for the Company's NOLs and other cumulative temporary differences have been recognized since utilization of the benefit is not presently likely based on the weight of available information. The tax effects of NOLs and other cumulative temporary differences that give rise to the Company's deferred tax asset are presented below as of May 31, 2000 and 1999:

                                                    2000           1999
                                                 -----------   -----------
Deferred tax assets:
Net operating loss carryforwards                  $4,940,000   $ 3,438,000
Other, net                                           130,000        65,000
                                                 -----------   -----------
Total gross deferred tax assets                    5,070,000     3,503,000
Less valuation allowance                          (5,070,000)   (3,503,000)
                                                 -----------   -----------
Net deferred tax asset                            $        0   $         0
                                                 ===========   ===========

NOTE 5 - COMMITMENTS AND CONTINGENCIES

         Operating Leases

         The Company leases office space in several locations under non-cancelable operating leases, which expire on various dates through May 31, 2007. Rent expense amounted to $209,608 and $221,516 for the fiscal years ended May 31, 2000 and 1999, respectively. Future minimum lease payments under the non-cancelable operating leases as of May 31, 2000 are as follows:


          Years
         Ending
         May 31                Commitment
         -------               -----------
           2001                $ 306,681
           2002                  258,000
           2003                  258,000
           2004                  258,000
           2005                  258,000
           2006                  268,320
           2007                  268,320
                                 -------

           Total              $1,875,321
                              ==========

         Capital Leases

         The Company leases certain computer and communication equipment under non-cancelable capital leases, which expire on various dates through October 31, 2002. Future minimum lease payments under the non-cancelable financing leases as of May 31, 2000 are as follows:


          Years
         Ending
          May 31                                      Commitment
         -------                                      ----------
          2001                                         $  56,740
          2002                                            32,982
          2003                                            12,260
                                                          ------
          Total minimum lease payments                  $101,982
          Less amount representing interest              (9,520)
                                                         -------
          Present value of net minimum lease payments     92,462
          Less current portion                          (50,002)
                                                        --------
          Non-current portion                         $   42,460

         Long Term Note Payable

         In March 2000, the Company borrowed $5,000,000 from L-R Global Partners, LP and signed a demand promissory note in return. Under the terms of this note, the Company must repay the principal and interest due at any time upon the demand of L-R Global. Subsequently, L-R Global issued to the Company a letter, which stated that they would not demand repayment prior to June 15, 2001. Accordingly, the Company has classified this note payable as non-current in its balance sheet dated May 31, 2000.


         Contingencies

         The Company is involved in various contingent matters in the normal course of business. Management is of the opinion that the outcome of such matters will not have a significant adverse effect on the Company's financial position or results of operations. The Company has entered into various employment agreements with certain executives of the Company, which provide for severance payments ranging from six to twenty-four months subject to certain conditions.

NOTE 6 - STOCKHOLDERS' EQUITY

         During the fiscal year ended May 31, 2000 and 1999, the following equity and convertible debt placements occurred:

         FISCAL YEAR ENDED MAY 31, 2000

         On February 9, 2000, the Company issued 8,333 shares of its Common Stock upon the exercise of a warrant, which raised an aggregate sum of $9,500 and had an exercise price of $1.14 per share.

         On February 9, 2000, the Company issued 4,000 shares of its Common Stock upon the exercise of a warrant, which raised an aggregate sum of $5,040 and had an exercise price of $1.26 per share.

         On February 11, 2000, the Company issued a warrant to purchase 25,000 shares of Common Stock at an exercise price of $5.50 per share. This warrant has a five-year life and will expire on February 10, 2005.

         On May 1, 2000, the Company issued 3,333 shares of its Common Stock upon the exercise of a warrant, which raised an aggregate sum of $4,199 and had an exercise price of $1.26 per share.


         FISCAL YEAR ENDED MAY 31, 1999

         On September 1, 1998, the Company issued 125,000 shares of its Common Stock upon the exercise of a warrant, which raised an aggregate sum of $142,500 and had an exercise price of $1.14 per share.

         On February 1, 1999, the Company issued 47,081 shares of its Common Stock at $1.062 per share to its CEO for services under a compensation agreement.

         On February 9, 1999, the Company received $2 million from L-R Global Partners, L.P. and signed a demand promissory note in return. The note provided for interest at 6% per annum. The note was cancelled as partial payment for the common stock that L-R Global Partners, L.P. purchased in the rights offering in May 1999.

         On May 5, 1999, the Company issued 5,605,173 shares of its Common Stock as part of a rights offering. These shares were purchased at $0.90 per share and raised $5,044,655 in gross proceeds. L-R Global Partners, L.P. purchased a total of 4,930,000 shares in the offering for $4,437,000 and Michael G. Kerrison, CEO of the Company purchased 111,111 shares in the offering for $100,000. Expenses associated with the rights offering were $119,052.


Stock Options

         The Company maintains three Stock Option Plans, the 1997 Stock Option Plan, the 1994 Stock Option Plan and the 1987 Stock Option Plan, under which stock options can be granted to consultants, key employees, directors and officers of the Company. Generally, options granted vest over a period of between two to three years and expire five to ten years from the date of grant. Options cancelled under the 1997 plan can be re-granted. At the Special Meeting in Lieu of the 2000 Annual Meeting of Stockholders held on January 25, 2000, stockholders approved an increase in the number of shares available to grant under the 1997 Plan from 3,500,000 shares to 4,500,000 shares. As of May 31, 2000, there were 1,179,668 option shares under the 1997 Stock Option Plan, which are available for future grant.

 The following summary of outstanding options and shares reserved under the plan is as follows:

                                                                                                      Weighted
                                                                                                       Average
                                    1987 Plan        1994 Plan       1997 Plan          Total       Exercise Price
                                    ----------       ---------       ---------       ------------      ---------
Outstanding at May 31, 1998              8,333          45,883         862,046            916,212     $     1.42
         Granted                             0               0       2,304,162          2,304,162           1.03
         Exercised                           0               0               0                  0             0
         Cancelled                           0               0        (146,943)          (146,943)        (1.15)
                                    ----------       ---------       ---------       ------------      ---------
Outstanding at May 31, 1999              8,333          45,883       3,019,265          3,073,431          1.14
         Granted                             0               0       1,986,279          1,986,279          2.25
         Exercised                           0               0         907,868            907,868          1.02
         Cancelled                      (8,333)        (12,500)     (1,685,212)        (1,706,045)        (1.20)
                                    ----------       ---------       ---------       ------------      ---------
Outstanding at May 31, 2000                  0          33,333       2,412,464          2,445,797        $ 2.04
                                    ==========       =========       =========       ============      =========


As of May 31, 2000 outstanding options covering 2,445,797 shares were exercisable at prices ranging from $0.01 to $7.13 per share.


                                Number              Average                  Weighted
     Range of               Outstanding            Remaining                  Average
 Exercise Prices            May 31,2000               Life                 Exercise Price
-----------------           -------------          ---------               --------------
$  0.01  -   1.50               1,578,390              4.2                   $     0.86
$  1.51  -   3.00                 114,557              4.2                         2.71
$  3.01  -   5.00                 477,850              4.6                         3.47
$  5.01  -   7.13                 275,000              4.7                         6.07
-----------------           -------------          ---------               --------------
$  0.01  -   7.13               2,445,797              4.3                   $     2.04
=================           =============          =========               ==============


         The Company has adopted the disclosure-only provisions of SFAS No. 123. For purposes of the pro forma disclosures below, the estimated fair value of options has been calculated and is expensed over the options' vesting period. Had compensation cost for the Company's stock options been recognized based on the fair value at the date of grant consistent with the provisions of SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                                  2000                1999
                                                                  ----                ----
Net loss - as reported                                    $    (3,899,987)    $    (4,469,376)
Net loss - pro forma                                      $    (4,269,155)    $    (4,674,364)

Net loss per share - basic and diluted, as reported       $         (0.28)    $         (0.52)
Net loss per share - basic and diluted, pro forma         $         (0.30)    $         (0.55)

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                     2000            1999
                                                                     ----            ----
         Dividend yield                                                 0%             0%
         Risk-free interest rate                                      6.5%           6.2%
         Expected volatility                                           80%            60%
         Expected lives                                                 4              4

         Weighted-average fair value of options granted
         using the Black-Scholes option pricing model               $1.58          $0.53


Warrants to Purchase Common Stock

         At May 31, 2000, the Company had a total of 618,241 outstanding warrants for the purchase of the Company's common stock. Exercise prices ranged from $1.03 to $5.50 per share, with the price and shares of certain warrants subject to adjustment for anti-dilution provisions. Warrants expire at various times from December 2000 through February 2005. These warrants have a weighted-average exercise price of $1.32. In fiscal 2000, the Company issued a warrant for 25,000 shares of Common Stock to an employee at $5.50, which was the fair market value on the date of grant. There were no warrants issued in fiscal 1999.


NOTE 7 - SIGNIFICANT CUSTOMERS

         During the fiscal year ended May 31, 2000, three customers accounted for $162,735 (48.2%) of total revenues.

                  Customer A   18.6%
                  Customer B   18.6%
                  Customer C   11.0%

 During the fiscal year ended May 31, 1999, two customers accounted for $110,544 (29.7%) of total revenues.

                  Customer D   17.8%
                  Customer E   11.9%


NOTE 8 - EXPORT SALES

         During the fiscal year ended May 31, 2000, export sales to customers in Canada accounted for $87,063 (25.8%) of total revenues. During the fiscal year ended May 31, 1999, export sales to customers in Canada accounted for $67,083 (18.0%) of total revenues.

NOTE 9 - SUBSEQUENT EVENTS

         On January 30, 2001, the Company borrowed $5,000,000 from L-R Global Partners, L.P. and signed a demand promissory note in return. Under the terms of this note, the Company must repay the principal and interest due at any time upon the demand of L-R Global. On April 4, 2001, L-R Global issued to the Company a letter, which stated that it would not demand repayment of this note prior to December 15, 2001. On April 12, 2001, the Company entered into a Conversion Agreement with L-R Global to convert its $10,000,000 in demand promissory notes and $457,808 in accrued interest into shares of the Company's common stock, either as part of a rights offering or no later than June 30, 2001. The agreement set the conversion price equal to the last reported sale price of shares of the Company's common stock on the OTC Bulletin Board(R) at the close of trading on April 12, 2001. On May 31, 2001, L-R Global converted its debt and accrued interest into 11,883,873 shares of common stock.